UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________________________________
FORM 8-K
_______________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2024
_______________________________________________________
PROTHENA CORPORATION PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)
_______________________________________________________

Ireland		001-35676		98-1111119
(State or Other Jurisdiction of Incorporation)		(Commission File Number)		(IRS Employer Identification No.)

77 Sir John Rogerson's Quay, Block C
Grand Canal Docklands
	Dublin 2,	D02 VK60,	Ireland
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: 011-353-1-236-2500
___________________________________________________
(Former Name or Former Address, if Changed Since Last Report.)
___________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, par value $0.01 per share	PRTA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
    On May 24, 2024, pursuant to the existing ongoing global neuroscience research and development collaboration (the “Master Collaboration Agreement”) between Prothena Corporation plc (“Prothena”) and Bristol Myers Squibb (“BMS”), BMS exercised its IND Option (as defined in the Master Collaboration Agreement) with respect to the PRX019 research program, and, in lieu of a U.S. License Agreement, the parties entered into a Global License Agreement (“PRX019 Global License Agreement”) granting BMS an exclusive license to develop, manufacture and commercialize antibody products globally targeting a specified target (including PRX019, and collectively, “Licensed Products”) for any and all uses or purposes with respect to any human or animal disease, disorder or condition.

The PRX019 Global License Agreement includes an upfront payment to Prothena of $80 million. Prothena will be eligible to receive further development, regulatory, and sales milestones of up to $242.5 million upon achievement of certain development and regulatory milestones, including regulatory approval, of a Licensed Product, and up to $375 million upon BMS achieving certain annual, worldwide net sales thresholds. Prothena also will be eligible to receive tiered royalties on annual, worldwide net sales of Licensed Products, ranging from high single digit to high teen percentages, on a weighted average basis depending on the achievement of certain net sales thresholds. Such milestones and royalty payments (i) would be reduced in the case where BMS is successful in developing a modified version of PRX019 that achieves certain specified improved metrics, and (ii) are subject to certain reductions as specified in the PRX019 Global License Agreement.

Prothena is obligated to run the Phase 1 clinical trial for PRX019. Pursuant to the terms of the Master Collaboration Agreement, BMS may elect to exercise its option to take over the Phase 1 clinical trial.

Under the PRX019 Global License Agreement, BMS will continue to pay royalties on a Licensed Product-by-Licensed Product and country-by-country basis, until the latest of (i) expiration of certain patents covering the Licensed Products in such country of sale, (ii) expiration of any applicable regulatory exclusivity in such country of sale, and (iii) an agreed period of time after the first commercial sale of the Licensed Products in such country of sale (the “Royalty Term”).

The term of the PRX019 Global License Agreement will continue on a Licensed Product-by-Licensed Product and country-by-country basis until the expiration of all Royalty Terms with respect to all Licensed Products. Either party is entitled to terminate the PRX019 Global License Agreement for uncured material breach by, or bankruptcy of, the other party. BMS is entitled to terminate the PRX019 Global License Agreement for certain safety reasons. Prothena is entitled to terminate the PRX019 Global License Agreement for certain patent challenges by BMS. The PRX019 Global License Agreement imposes certain post-termination rights and obligations on the parties, which vary based on the reasons giving rise to the termination.

The foregoing description of the PRX019 Global License Agreement is not a complete description thereof and is qualified in its entirety by reference to the actual agreement that will be filed with the Securities and Exchange Commission (“SEC”) as an exhibit to Prothena’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2024.

The foregoing description of the Master Collaboration Agreement is not a complete description thereof and is qualified in its entirety by reference to the actual agreement that was filed with the SEC as Exhibit 10.8 to Prothena’s Annual Report on Form 10-K filed February 22, 2024.

Item 8.01	Other Events.
On May 24, 2024, the research term under the Master Collaboration Agreement expired.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 28, 2024	PROTHENA CORPORATION PLC

		By:	/s/ Tran B. Nguyen
		Name:	Tran B. Nguyen
		Title:	Chief Strategy Officer and Chief Financial Officer